Exhibit 10.1

AGREEMENT AND AMENDMENT NO. 1 TO

SHARE PURCHASE AGREEMENT

THIS AGREEMENT AND AMENDMENT NO. 1 (this “Amendment”) to that certain Share Purchase Agreement (as amended, the “Agreement”), dated as of February 7, 2019, by and between the Purchaser Group (a defined therein) and Golden Queen Mining Co., Ltd. (“GQM”), a publicly traded British Columbia corporation (each a “Party” and, collectively, the “Parties”), is made as of May 21, 2019 (the “Effective Date”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given in the Agreement.

RECITALS:

WHEREAS, Section 10.11 of the Agreement provides that the Agreement may be amended by written agreement of the Parties;

WHEREAS, the Parties desire to amend the definition of “Outside Extension Date” in Section 1.1 of the Agreement; and

WHEREAS, the Parties desire to amend Sections 5.3(a) and 5.3(c) of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in the Agreement and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments to the Agreement.

(a)	The definition of “Outside Extension Date” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

“Outside Extension Date” means May 22, 2019, whereby all amounts owed under the GQM Loan shall immediately become due and payable in full, subject to Section 6.2.

(b)	Section 5.3(a) is hereby deleted in its entirety and replaced by the following:

(a)	payment of the consideration required to be paid at the Closing under Section 2.2(a) to or as directed by GQM; provided, however, that to the extent the Purchasers by Shares do not tender and exchange all 177,701,229 GQM Shares required to be so tendered and exchanged on or prior to the Closing Date, then the Purchaser Group covenants and agrees (i) to cause the Purchasers by Shares to tender and exchange as many of the 177,701,229 GQM Shares beneficially owned by the Purchasers by Shares as possible on May 22, 2019 and to tender and exchange the balance of the 177,701,229 GQM Shares beneficially owned by the Purchasers by Shares as soon as practicable and in any event on or before June 21, 2019, and (ii) to refrain from selling or in any way dealing in any GQM Shares other than to deliver the 177,701,229 GQM Shares beneficially owned by the Purchasers by Shares to GQM on or before June 21, 2019.

(c)	Section 5.3(c) is hereby deleted in its entirety and replaced by the following:

(c)	release of securities and guarantees against GQM pursuant to any Contracts whereby GQM is acting as a guarantor or offering collateral for the benefit of US Holdco or the Subsidiary, other than the securities and guarantees against GQM in connection with (i) that certain Loan and Security Agreement, dated as of November 9, 2016, between Atlas Copco Customer Finance USA LLC and Golden Queen Mining Company, LLC, in respect of which the Purchaser Group will provide an indemnity in form and substance reasonably acceptable to GQM, and (ii) that certain USA Loan and Security Agreement, dated as of October 30, 2015, between Atlas Copco Customer Finance USA LLC and Golden Queen Mining Company, LLC, in respect of which the Purchaser Group will provide an indemnity in form and substance reasonably acceptable to GQM;

2. Agreements.

(a)	The Parties agree that the Closing Date shall be the Outside Extension Date, unless the Parties further agree on a different date.

(b)	On the Effective Date the Purchaser Group shall provide to GQM an indemnity in form and substance reasonably acceptable to GQM with respect to clause (ii) of Section 5.3(a) of the Agreement.

3. Full Force and Effect. The Agreement as amended hereby shall continue in full force and effect. In the case of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall control. This Amendment: (i) shall be effective as of the Effective Date; and (ii) may be executed in counterparts and by facsimile or email/pdf signatures, all of which shall constitute one and the same instrument.

4. Governing Law; Venue. This Amendment is a contract under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State without reference to its conflict or choice of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement). The Parties hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to above. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY WAIVES HIS, HER OR ITS RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT

[Remainder of Page Left Blank Intentionally; Signature Page Follows Immediately.]

IN WITNESS WHEREOF, the Parties have caused this Agreement and Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized as of the Effective Date.

THE PURCHASER GROUP

By:	/s/ Thomas M. Clay
Name:	Thomas M. Clay
Title:	Authorized Representative

GOLDEN QUEEN MINING CO., LTD.

By:	/s/ Guy Le Bel
Name:	Guy Le Bel
Title:	CFO

[Signature Page: First Amendment to Share Purchase Agreement]